UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 3, 2024
Date of Report (date of earliest event reported)

UpHealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-38924 (Commission File Number)	83-3838045 (I.R.S. Employer Identification Number)

14000 S. Military Trail, Suite 203
Delray Beach, FL 33484
(Address of principal executive offices, including zip code)

(888) 424-3646
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPH(1)	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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(1)On December 11, 2023, UpHealth, Inc. (the “Company”) received written notice from the staff of NYSE Regulation that it has commenced proceedings to delist the common stock, par value $0.0001 per share, of the Company (ticker symbol: UPH) (the “Common Stock”), from the New York Stock Exchange (“NYSE”), and suspended trading in the Common Stock pending the completion of such proceedings. As a result, effective December 12, 2023, the Common Stock is trading in the over-the-counter market under the symbol “UPHL”. The Company timely filed an appeal of this determination with the NYSE and requested a hearing before the NYSE Regulatory Oversight Committee’s Committee for Review (“CFR”). On January 12, 2024, the NYSE granted the Company’s request for a hearing, which was originally scheduled to occur on April 17, 2024 but has since been rescheduled to July 18, 2024.

Item 8.01	Other Events.

As previously disclosed in separate Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 16, 2023 and November 20, 2023, on November 16, 2023, UpHealth, Inc. (the “Company”) entered into a membership interests purchase agreement (the “Purchase Agreement”) with its wholly-owned subsidiary Cloudbreak Health, LLC (“Cloudbreak”) and Forest Buyer, LLC (“Forest Buyer”), pursuant to which the Company agreed to sell all of the outstanding equity interests of Cloudbreak and the wholly-owned subsidiaries of Cloudbreak to Forest Buyer for $180.0 million in cash, subject to certain adjustments for closing indebtedness, net working capital, cash and unpaid transaction expenses related to the transactions contemplated by the Purchase Agreement (the “Cloudbreak Sale”). In addition, concurrently and in connection with the entry into the Purchase Agreement, the Company, Cloudbreak and Forest Buyer entered into a transaction support agreement (the “Transaction Support Agreement”) with certain beneficial holders of the Company’s Variable Rate Convertible Senior Secured Notes due 2025 (“2025 Notes”) and the Company’s 6.25% Convertible Senior Secured Notes due 2026 (“2026 Notes” and together with the 2025 Notes, the “Notes”), pursuant to which the noteholders party thereto agreed, among other things, to enter into and effect the Supplemental Indentures (as defined below) in connection with the Fundamental Change Repurchase Offers (as defined below) to be made by the Company.

As further previously disclosed in its Current Report on Form 8-K filed with the SEC on February 15, 2024, on February 9, 2024, in accordance with the Purchase Agreement and the Transaction Support Agreement, the Company entered into a supplemental indenture and amendment to security and pledge agreement, dated as of February 9, 2024 (the “First Lien Supplemental Indenture and Amendment to Security Agreement”), which amended the terms of the indenture, dated as of August 18, 2022, by and among the Company, each subsidiary of the Company other than Glocal Healthcare Systems Private Limited, UPH Digital Health Services Private Limited and any subsidiary of UpHealth that is, as of the date of the Supplemental Indentures, a debtor or debtor in possession in any bankruptcy proceeding, including the jointly administered Chapter 11 proceedings pending before the United States Bankruptcy Court for the District of Delaware under caption In re UpHealth Holdings, Inc., Case No. 23-11476-LSS (collectively, the “Guarantors”), and Wilmington Trust, National Association (“Wilmington Trust”), in its capacity as trustee and collateral agent thereunder, relating to the 2025 Notes (as amended, restated, supplemented or otherwise modified from time to time, including pursuant to the First Lien Supplemental Indenture and Amendment to Security Agreement, the “First Lien Indenture”). In addition, on February 9, 2024, the Company entered into a supplemental indenture (the “Second Lien Supplemental Indenture” and together with the First Lien Supplemental Indenture, the “Supplemental Indentures”), which amended the terms of the indenture, dated June 9, 2021, by and among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A. (“BNY Mellon”), in its capacity as successor trustee and as collateral agent thereunder (as amended, restated, supplemented or otherwise modified from time to time, including pursuant to the Second Lien Supplemental Indenture, the “Second Lien Indenture” and together with the First Lien Indenture, the “Indentures”).

Furthermore, as previously disclosed in its Current Report on Form 8-K filed with the SEC on March 18, 2024, following the Company’s receipt of the approval by its stockholders in favor of the Cloudbreak Sale at a special meeting of stockholders held on February 29, 2024, the Company on March 15, 2024 completed the Cloudbreak Sale pursuant to the Purchase Agreement.

As further previously disclosed in its Current Report on Form 8-K filed with the SEC on April 12, 2024, in connection with and following the completion of the Cloudbreak Sale, on April 12, 2024, the Company commenced offers, in accordance with the terms and conditions set forth in the applicable Indenture, to purchase up to all of the 2026 Notes and the 2025 Notes from the holders thereof for cash, at a repurchase price for each Note that is validly tendered and accepted for repurchase by the Company equal to (a) 100% of the principal amount of 2026 Notes and (b) 105% of the principal amount of 2025 Notes, in each case, plus accrued and unpaid interest (if any) (each, a “Fundamental Change Repurchase Offer”), as a result of the Cloudbreak Sale constituting a Fundamental Change under the applicable Indenture. The Fundamental Change Repurchase Offers expired at 5:00 p.m., Eastern Standard Time, on May 31, 2024.

On June 3, 2024, the Company completed the Fundamental Change Repurchase Offers in connection with the Cloudbreak Sale. The Company repurchased all of the outstanding 2026 Notes, with the purchase price consisting of the aggregate amount of $115.0 million in principal and approximately $3.6 million in interest, for a total of approximately $118.6 million. In addition, the Company repurchased a portion of the outstanding 2025 Notes in the aggregate amount of approximately $19.7 million in principal, with the purchase price for the 2025 Notes also including approximately $1.0 million in premium and approximately $0.7 million in interest, for a total purchase price of approximately $21.4 million. All of the Notes that were repurchased pursuant to the Fundamental Change Repurchase Offers ceased to be outstanding as of June 3, 2024, and such Notes will cease to accrue interest as a result of their repurchase. The Second Lien Indenture is being discharged as a result of the repurchase of all the outstanding 2026 Notes. Following the completion of the Fundamental Change Repurchase Offers approximately $37.5 million in aggregate principal amount of the 2025 Notes remains outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2024                         UPHEALTH, INC.

By:	/s/ Martin S. A. Beck
Name:	Martin S. A. Beck
Title:	Chief Executive Officer